Exhibit 10.1

Summary of Horace Mann Educators Corporation

Named Executive Officer Annualized Salaries

The table below summarizes the annualized salaries of Horace Mann Educators Corporation’s (the “Company”) Chief Executive Officer and the other three highest compensated Executive Officers, as defined in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders (collectively the “Named Executive Officers”), as well as the individual appointed as Chief Financial Officer effective October 6, 2010. These salaries may be changed at any time at the discretion of the Compensation Committee and/or Board of Directors of the Company. These salaries do not include short-term and long-term incentive compensation amounts, the Company’s contributions to defined contribution plans and the Company’s contributions to other employee benefit programs on behalf of these individuals.

Named Executive Officer	Annualized Salary
Peter H. Heckman President and Chief Executive Officer	$550,000.00
Dwayne D. Hallman Executive Vice President and Chief Financial Officer	$320,000.00
Stephen P. Cardinal Executive Vice President and Chief Marketing Officer	$388,000.00
Thomas C. Wilkinson Executive Vice President, Property and Casualty	$312,000.00
Brent H. Hamann Senior Vice President, Annuity & Life	$245,500.00

Last revision date: October 6, 2010